SETTLEMENT AND RELEASE AGREEMENT

     Settlement and Release Agreement (this "Agreement") dated January 6, 1998 by and among Leisure Resort Technology, Inc., a Connecticut corporation ("Leisure"), Lee R. Tyrol ("Tyrol"), Trading Cove Associates, a Connecticut general partnership ("TCA"), Slavik Suites, Inc., a Michigan corporation ("Slavik"), LMW Investments, Inc., a Connecticut corporation ("LMW"), RJH Development Corp., a New York corporation ("RJH"), Waterford Gaming L.L.C., a Delaware limited liability company ("Waterford"), and Sun Cove, Ltd., a Connecticut corporation ("Sun").

     WHEREAS, Leisure, Tyrol, Slavik, LMW, RJH, Sun and TCA have entered into the Acknowledgment and Release Agreement dated as of February 3, 1995 (the "Acknowledgment and Release Agreement"), pursuant to which Slavik, LMW and RJH collectively assigned, transferred and conveyed to Leisure a (5%) beneficial interest in the profits, the losses and certain specified distributions of TCA (the "Beneficial Interest");

     WHEREAS, Waterford has acquired (subject to Leisure's Beneficial Interest) the partnership interests of Slavik, LMW and RJH, and has assumed the obligations of Slavik, LMW and RJH to Leisure pursuant to the Acknowledgment and Release Agreement;

     WHEREAS, Leisure has filed an action against TCA, Slavik, LMW, RJH, Waterford and Sun in the Superior Court of the State of Connecticut, Judicial District of Middlesex, captioned Leisure Resort Technology, Inc. vs. Trading Cove Associates, Slavik Suites, Inc., LMW Investments, Inc., RJH Development Corp., Waterford Gaming, L.L.C. and Sun Cove Ltd., D.N. CV 97 83139S (the "Action"); and

     WHEREAS, the undersigned now desire that the Action and other differences among them be settled and that Leisure release any rights attendant to the Beneficial Interest and any claims it may have against TCA, Slavik, LMW, RJH, Waterford or Sun.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1. Upon the execution of this Agreement, Waterford shall pay to Leisure $5,000,000 by bank cashier's or certified check payable to the order of, or by wire transfer to an account specified by, Leisure.

          2. Leisure hereby releases, relinquishes and discharges any right, title, interest or claim arising from or relating in any way to the Beneficial Interest, including but not limited to any claim against TCA, Slavik, LMW, RJH, Waterford and Sun for payments pursuant to Paragraph 1(c) and 1(f) of the Acknowledgment and Release Agreement.

          3. Leisure hereby consents and agrees to the dismissal with prejudice of the Action, and shall file within three business days hereof in the Superior Court of the State of Connecticut, Judicial District of Middlesex, a Stipulation of Dismissal dismissing the Action with prejudice, effective the date it is filed or such later date as may be required by the Court. All parties to the Action agree, and the Stipulation of Dismissal shall state, that each party shall bear its own costs, including attorneys' fees.

          4. Any agreement, understanding or other commitment on the part of TCA, Slavik, LMW, RJH, Waterford or Sun to provide, or to have provided, information of any kind or type to Leisure, whether pursuant to Paragraph 1(g) of the Acknowledgment and Release Agreement or otherwise, is hereby terminated. Any confidential information (as defined in the Confidentiality Agreement between TCA and Leisure executed in October of 1997 (the "Confidentiality Agreement")) heretofore provided by TCA, Slavik, LMW, RJH, Waterford or Sun to Leisure shall be kept confidential by Leisure pursuant to the terms of the Confidentiality Agreement (whether or not the provision of information occurred before or after the Confidentiality Agreement was executed).

          5. If at any time TCA or any of its partners, affiliates, related entities, or any person related by birth or marriage to any partner, affiliate, or related entity of TCA, or any successor or assign thereto (collectively, the "Manager") enters into an agreement with the Mohegan Tribe of Indians of Connecticut or any affiliate or any other party related thereto (collectively the "Mohegan Tribe") pursuant to which the Manager's management or operation of, or any other involvement of any kind with, the Mohegan Tribe's gaming facilities or other related facilities or enterprises is amended, restated, extended or renewed, or if a new agreement or arrangement relating to the foregoing is entered into between the Manager and the Mohegan Tribe, TCA shall promptly notify Leisure and Tyrol that such an agreement has been entered into, and Waterford shall pay $2,000,000 to Leisure on the earliest to occur of (i) the retirement of the $65,000,000 12-3/4 Senior
Notes due 2003 issued by Waterford and Waterford Gaming Finance Corp. (the "Notes") pursuant to the terms of the Indenture, dated as of November 8, 1996, among Waterford, Waterford Gaming Finance Corp. and Fleet National Bank (the "Indenture"), (ii) any renewal, extension, refinancing or refunding of (whether direct or indirect), or amendment, modification or supplement to, the Notes, whether or not between or among the parties to the Indenture, and (iii) November 30, 2003; provided that Waterford shall have no obligation to make the payment specified in this paragraph if the Manager's management or operation of, or other involvement with, the Mohegan Tribe's gaming facilities or other related facilities or enterprises is extended, through one or more agreements, for a total of 90 days or less. Payment shall be by bank cashier's or certified check payable to the order of, or by wire transfer to an account specified by, Leisure. The obligation under this paragraph shall not be construed as a condition precedent or subsequent to any other obligation set forth in this Agreement but rather as an independent contingent obligation.

          6. This Agreement constitutes a settlement and release of the Beneficial Interest, which is a capital asset (as defined in Section 1221 of the Internal Revenue Code of 1986, as amended). Accordingly, pursuant to Arrowsmith v. Commissioner, 344 U.S. 6 (1952), Waterford and TCA agree that, for Federal income tax purposes, they shall treat and report the settlement and release of the Beneficial Interest as the purchase by Waterford from Leisure of a capital asset and payments made hereunder in a matter consistent with such a purchase.

          7. In connection with the execution of this Agreement, the parties shall issue a joint public announcement containing language agreed upon by all parties hereto. None of the parties hereto nor any of their respective attorneys, officers, directors, members, shareholders, employees or partners shall otherwise disclose any of the terms or provisions of this Agreement without the prior written consent of all the parties except: (i) to their respective attorneys, officers, directors, members, shareholders, employees, partners or auditors, provided that any such person to whom such terms or provisions are disclosed has agreed to be bound by the provisions of this paragraph; or (ii) as may be necessary to comply with any federal, state, local, municipal or other administrative order, constitution, law, ordinance, regulation, statute or treaty (any "Legal Requirement").

          8. Each party has had the opportunity to request information relating to the subject matter of this Agreement, to have such information reviewed by accountants and counsel and to ask questions, and each party was represented by counsel in the making of this Agreement. Leisure and Tyrol:
(i) acknowledge that TCA and the Mohegan Tribe have had negotiations concerning the possibility of extending their relationship; (ii) understand that the results of such negotiations are at this point uncertain; and (iii) whatever the results of such negotiations, if any, waive any right or claim under this or any other agreement or any theory of law to any payments other than those set forth in Paragraphs 1 and 5 herein.

          9. Leisure and Tyrol, on the one hand, and TCA, Slavik, LMW, RJH, Waterford and Sun, on the other hand, mutually release and forever discharge one another (including their respective affiliates, partners, officers, directors, members, shareholders, employees, agents, representatives, successors and assigns) from any liability, claim, counterclaim, right or cause of action, demand, debt, contract, obligation, damage and expense of any nature whatsoever, whether presently known or unknown, relating to or arising out of the Acknowledgment and Release Agreement or any prior agreement, understanding or commitment to which any or all of the parties hereto were a party, which any party may have, claim to have had or have at any time heretofore had or claimed to have had; provided that, nothing contained herein shall release or discharge any obligation under this Agreement. Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the District of Connecticut and the Superior Court of the State of Connecticut, Judicial District of Middlesex for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding has been brought in an inconvenient forum.

          10. TCA will indemnify and hold harmless Leisure and its officers, directors, shareholders and employees (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), and expense (including but not limited to amounts incurred by the Indemnified Persons for investigation and defense and reasonable attorneys' fees, disbursements and other related costs) arising, directly or indirectly, from or in connection with any pending or future lawsuits or claims against Leisure relating to the acts, omissions or other conduct of TCA or TCA's Management Agreement with the Mohegan Tribe. In any action brought by Leisure to enforce its rights, and TCA's obligations, under this Agreement, including but not limited to any action brought to recover payments due to Leisure hereunder, the prevailing party shall be entitled to recover from the losing party the costs (including but not limited to reasonable attorneys' fees, disbursements and other related costs) incurred by the prevailing party in connection with such action.

          11. Each party represents and warrants to all other parties hereto, with respect to itself or himself, as follows (the representations and warranties in clauses (i), (ii) and (iii) being made only by the parties that are not individuals): (i) it is a corporation, limited liability company or general partnership, as the case may be, existing and in good standing under the laws of the state in which it was formed; (ii) its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby applicable to it have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be; (iii) all acts and other proceedings required to be taken (including without limitation shareholder approval) by it to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions herein applicable to it have been duly and properly taken;
(iv) this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding at equity or at law); (v) the execution, delivery and performance of this Agreement by such party and the consummation of the transactions contemplated hereby applicable to it will not, in any material respect, with or without giving notice or the lapse of time, or both, (a) conflict with or violate any Legal Requirement to which such party is subject; (b) conflict with or violate any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency, other governmental body or arbitrator with appropriate jurisdiction applicable to such party; (c) conflict with or violate any provision of, as the case may be, (1) the articles or certificate of incorporation and the bylaws of such party if it is a corporation, (2) the partnership agreement and any statement of partnership of such party if it is a general partnership, (3) the certificate of formation and the limited liability company agreement of such party if it is a limited liability company, (4) any other charter or similar document adopted or filed in connection with the creation, formation or organization of such party if it is not an individual, or (5) any amendment to any of the foregoing; or (d) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under any agreement to which such party or any shareholder or partner of such party, as the case may be, is party; (vi) as to each of Waterford and TCA, it will have net assets in excess of net liabilities and will be able to pay its debts in the ordinary course as they become due; and (vii) as to Leisure, upon the payment provided for in paragraph 1, it will have net assets in excess of net liabilities and will be able to pay its debts in the ordinary course as they become due.

          12. Upon the execution of this Agreement, Leisure shall deliver to TCA an opinion of counsel substantially in the form attached hereto as Exhibit A, and Waterford shall deliver to Leisure opinions of counsel substantially in the forms attached hereto as Exhibit B and Exhibit C.

          13. The parties understand that upon execution of this Agreement, Waterford and Sun shall remain equal partners in TCA.

          14. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     Leisure or Tyrol:
                    Leisure Resort Technology, Inc.
                    255 Old Kelsey Point
                    Westbrook, Connecticut 06498
                    Attention: Mr. Lee R. Tyrol
                    Facsimile No.: (860) 399-9700

     with a copy to:
                    Day, Berry & Howard
                    One Canterbury Green
                      Stamford, Connecticut 06901
                    Attention: Stanley A. Twardy, Jr., Esq.
                    Facsimile No.: (203) 977-7301

     TCA, Slavik, LMW, Waterford or Sun:

                    Trading Cove Associates
                    914 Hartford Turnpike
                    Waterford, Connecticut 06385
                    Attention: Mr. Len Wolman
                    Facsimile No.: (860) 437-7752
     with a copy to:
                    Cravath, Swaine & Moore
                    Worldwide Plaza
                    825 Eighth Avenue
                    New York, New York 10019-7475
                    Attention: Robert H. Baron, Esq.
                    Facsimile No.: (212) 474-3700

     RJH:
                    Mr. Richard Hertz
                    68 States Drive
                    Santa Fe, New Mexico 87501
                    Facsimile No.: (505) 982-7471

          15. This Agreement (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (b) is the complete and exclusive statement of the matters set forth herein between the parties; (c) shall not be amended except by a written amendment executed by each of the parties hereto; (d) may not be assigned by any party hereto without the prior written consent of each of the other parties, provided that no consent shall be required for the contemplated complete liquidation and dissolution of Leisure and distribution of its assets, including its rights hereunder, to a liquidating trust on behalf of the shareholders of Leisure; and (e) shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to the conflicts of laws principles thereof.

          16. In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or affecting the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

          17. The parties agree, from and after the date hereof and from time to time, to execute and deliver to each other such other documents and to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement.

          18. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

          19. This Agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute a single agreement.

          IN WITNESS WHEREOF, the parties have executed and delivered, or caused to be executed and delivered, this Agreement as of the date first above written.


                                        LEISURE RESORT TECHNOLOGY, INC.

                                        By:
                                        Name:
                                        Title:
                                               Lee R. Tyrol, individually


                                        TRADING COVE ASSOCIATES

                                        By:
                                        Name:
                                        Title:


                                        SLAVIK SUITES, INC.,

                                        By:
                                        Name:
                                        Title:


                                        LMW INVESTMENTS, INC.,
                                        By:
                                        Name:
                                        Title:


                                        RJH DEVELOPMENT CORP.

                                        By:
                                        Name:
                                        Title:


                                        WATERFORD GAMING, L.L.C.

                                        By:
                                        Name:
                                        Title:


                                        SUN COVE LTD.

                                        By:
                                        Name:
                                        Title: